Exhibit 10.01

Partnership Resolution

Forgiveness of Receivable Due J. W. Korth & Company LP

From

Korth Direct Mortgage LLC

____________________________________

Whereas, As of March 31, 2019, J. W. Korth & Company has provided Korth Direct Mortgage LLC (“KDM”) with a net unrepaid support amount of $548,802, and

Whereas, J W Korth & Company is the 100% owner of KDM, and

Whereas, KDM will benefit by have a greater net worth to operate its business, and provide for servicing its Mortgage Secured Notes,

Now Therefore, J. W. Korth & Company hereby forgives all receivables owed from KDM up to March 31, 2019.

Completed this 1st Day of May 2019

Confirmed:

For J. W. Korth & Company

/s/ James W Korth

By James W. Korth

Managing Partner

For Korth Direct Mortgage LLC

/s/ James W. Korth

By James Korth

Chief Executive Officer